SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

December 5, 2005
Date of Report (Date of earliest event reported)

Jupiter Global Holdings, Corp.
(Exact name of registrant as specified in its charter)
Nevada
(State or other jurisdiction of incorporation)

000-27233	98-0204736
(Commission File Number)	(IRS Employer Identification No.)

62 West 8th Avenue, 4th Floor, Vancouver, British Columbia, Canada V5Y 1M7
(address of principal executive offices)

(604) 682-6541
(Registrant’s telephone number, including area code)

Item 3.02 Unregistered Sales of Equity Securities.

On December 5, 2005, the registrant issued 1,209,117,280 common shares at $0.0025/share and 756,758,440 common shares at $0.0025/share (the “Shares”) each to two officers and directors of the Company (respectively, the President/CEO and CFO) for the reduction of $302,279.32 and $179,189.61 of accrued liabilities owed respectively to each of the individuals by the registrant. The common shares were issued as restricted securities and are exempt from registration under §5 of the Securities Act of 1933, as the issuances are deemed exempt from registration under §4(1) and 4(2) of the Securities Act of 1933, as well as Regulation D promulgated thereunder.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 6, 2005	Jupiter Global Holdings, Corp. By: /s/ Ray Hawkins -------------------------------------------- Ray Hawkins Chief Executive Officer